Certifications

I, Richard Simpson, certify that:
1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Citigroup Commercial Mortgage Trust 2018-C6 (the “Exchange Act periodic reports”);
2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;
4. Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and
5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Wells Fargo Bank, National Association; Midland Loan Services, a Division of PNC Bank, National Association; K-Star Asset Management LLC; Park Bridge Lender Services LLC; U.S. Bank National Association; CoreLogic Solutions, LLC; KeyBank National Association; LNR Partners, LLC; Green Loan Services LLC; Pentalpha Surveillance LLC; Rialto Capital Advisors, LLC; Berkadia Commercial Mortgage LLC; Berkeley Point Capital LLC, dba Newmark Knight Frank; Argentic Services Company LP; Computershare Trust Company, National Association; and Wilmington Trust, National Association.

Date: March 29, 2024

/s/ Richard Simpson__________________
Richard Simpson
President, Citigroup Commercial Mortgage Securities Inc.
(senior officer in charge of securitization of the depositor)

CGCMT 2018-C6 Certifications